Disclaimer:

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Disclaimer:

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.
FFMLT 2007-FFB-SS
As of 3/1/2007

1. Current Principal Balance

Current Principal Balance	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
$25,000 & Below	1,574	$30,683,692	6.76%	9.64%	656	643	$19,494	99.48%	86.22%	98.59%	100.00%	100.00%	97.91%
$25,001 - $50,000	3,997	142,920,931	31.5	9.516	665	656	35,757	99.64	87.93	97.66	100	100	98.05
$50,001 - $75,000	1,727	105,735,800	23.31	9.209	679	672	61,225	99.43	90.76	96.48	100	100	97.81
$75,001 - $100,000	879	75,454,559	16.63	9.018	688	679	85,841	99.36	92.8	95.52	100	100	98.53
$100,001 - $125,000	400	44,510,380	9.81	8.959	691	689	111,276	99.41	93.2	95.98	100	100	98.51
$125,001 - $150,000	208	28,400,757	6.26	8.873	690	683	136,542	99.23	92.57	95.71	100	100	97.97
$150,001 - $200,000	130	22,089,611	4.87	8.563	708	700	169,920	97.7	92.9	100	100	100	99.11
$200,001 - $250,000	12	2,776,111	0.61	8.384	713	707	231,343	85.34	101.21	100	100	100	100
$250,001 - $300,000	4	1,104,208	0.24	7.351	707	726	276,052	86.67	88.07	100	100	100	100
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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2. Current Rate

Current Rate	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
7.49 & Below	25	$1,995,248	0.44%	6.51%	703	682	$79,810	86.92%	81.22%	98.63%	100.00%	100.00%	96.45%
7.50 - 7.99	863	53,504,084	11.79	7.955	733	723	61,998	98.85	89.24	99.49	100	100	98.75
8.00 - 8.49	1,243	73,554,144	16.21	8.226	724	713	59,175	99.28	89.6	99.87	100	100	99.76
8.50 - 8.99	1,678	95,184,647	20.98	8.667	695	685	56,725	99.31	91.12	99.34	100	100	98.97
9.00 - 9.49	1,111	52,018,892	11.47	9.189	663	656	46,822	99	90.4	99.4	100	100	97.66
9.50 - 9.99	1,520	74,742,622	16.47	9.702	656	649	49,173	99.68	91.1	90.48	100	100	98.42
10.00 - 10.49	546	25,204,562	5.56	10.202	639	634	46,162	99.28	92.18	88.81	100	100	96.82
10.50 - 10.99	882	39,511,779	8.71	10.703	624	624	44,798	99.5	91.79	95.08	100	100	96.45
11.00 - 11.99	1,055	37,666,253	8.3	11.308	615	610	35,703	99.75	88.46	98.22	100	100	95.27
12.00 - 12.49	8	293,819	0.06	12	611	631	36,727	99.97	83.11	100	100	100	100
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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3. Original FICO Score

Original FICO Score	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
760 & Above	473	$31,384,139	6.92%	8.21%	778	754	$66,351	99.10%	90.22%	96.30%	100.00%	100.00%	99.09%
740 - 759	422	27,128,005	5.98	8.233	749	733	64,284	99.52	89.32	96.09	100	100	99.87
720 - 739	570	31,429,965	6.93	8.26	728	710	55,140	99.4	89.24	94.92	100	100	99.36
700 - 719	871	52,966,362	11.67	8.247	709	702	60,811	99.37	89.88	96.23	100	100	99.22
680 - 699	1,060	60,598,316	13.36	8.61	688	680	57,168	99.16	90.59	94.98	100	100	99.38
660 - 679	1,312	69,435,859	15.31	9.081	669	664	52,924	99.24	90.61	96.36	100	100	98.25
640 - 659	1,713	81,260,145	17.91	9.694	649	642	47,437	99.15	91.3	96.91	100	100	98.12
620 - 639	1,266	52,520,500	11.58	10.465	629	627	41,485	99.39	90.5	100	100	100	95.66
600 - 619	1,207	45,658,852	10.06	10.932	609	609	37,828	99.31	90.48	100	100	100	95.77
599 & Below	37	1,293,905	0.29	11.646	589	604	34,970	100	87.33	100	100	100	98.6
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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4. Updated FICO Score

Updated FICO Score	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
760 & Above	697	$45,564,031	10.04%	8.31%	740	780	$65,372	99.20%	89.30%	97.19%	100.00%	100.00%	100.00%
740 - 759	509	29,693,370	6.55	8.416	723	749	58,337	99.37	88.59	96.67	100	100	99.6
720 - 739	736	42,074,424	9.27	8.609	707	729	57,166	99.42	89.83	95.87	100	100	99.77
700 - 719	936	50,314,607	11.09	8.858	688	709	53,755	98.93	90	95.95	100	100	99.85
680 - 699	1,056	55,335,785	12.2	9.162	675	689	52,401	99.37	90.54	96.93	100	100	99.64
660 - 679	1,082	54,723,448	12.06	9.422	664	669	50,576	99.23	91.31	96.62	100	100	99.57
640 - 659	945	44,849,535	9.89	9.623	657	649	47,460	99.11	91.74	96.88	100	100	98.94
620 - 639	664	32,292,199	7.12	9.666	654	630	48,633	99.38	91.22	98.03	100	100	97.08
600 - 619	542	23,850,776	5.26	9.807	650	610	44,005	99.29	90.13	97.98	100	100	95.68
580 - 599	444	19,231,903	4.24	9.849	646	590	43,315	98.9	90.09	98.74	100	100	94.67
560 - 579	371	15,796,395	3.48	9.924	647	571	42,578	99.65	89.82	96.32	100	100	93.97
559 & Below	949	39,949,575	8.81	9.973	644	521	42,096	99.6	91.18	97.61	100	100	92.16
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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5. Lien

Lien	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
2	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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6. Original Combined LTV

Original Combined LTV	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
60.00 & Below	2	$109,360	0.02%	11.12%	638	691	$54,680	39.20%	44.64%	24.74%	100.00%	100.00%	100.00%
60.01 - 70.00	1	197,153	0.04	9.25	604	582	197,153	67.9	64.14	100	100	100	0
70.01 - 80.00	9	1,634,911	0.36	7.296	697	710	181,657	77.07	85.72	100	100	100	100
80.01 - 85.00	19	1,933,104	0.43	8.641	659	673	101,742	82.65	94.94	100	100	100	98.73
85.01 - 90.00	178	11,571,427	2.55	8.766	682	680	65,008	89.4	88.09	97.54	100	100	99.57
90.01 - 95.00	310	17,337,655	3.82	8.971	680	673	55,928	94.59	87.5	97.46	100	100	97.01
95.01 - 100.00	8,412	420,892,440	92.77	9.249	678	670	50,035	99.93	90.62	96.89	100	100	98.22
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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7. Updated Combined LTV*

Updated Combined LTV*	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
60.00 & Below	157	$4,742,824	1.05%	9.54%	670	675	$30,209	98.24%	53.50%	96.98%	100.00%	100.00%	98.83%
60.01 - 70.00	458	18,259,787	4.02	9.126	680	673	39,869	96.92	66.26	98.27	100	100	97.54
70.01 - 80.00	1,512	67,493,420	14.88	9.192	678	671	44,639	98.93	75.93	98.32	100	100	98.34
80.01 - 85.00	1,156	55,925,790	12.33	9.149	682	674	48,379	99.21	82.74	97.79	100	100	98.5
85.01 - 90.00	1,427	72,537,750	15.99	9.222	679	669	50,832	99.42	87.66	96.36	100	100	98.39
90.01 - 95.00	1,573	82,771,304	18.24	9.19	679	670	52,620	99.45	92.51	97.66	100	100	97.33
95.01 - 100.00	1,377	75,980,804	16.75	9.259	678	670	55,179	99.78	97.67	95.6	100	100	98.35
100.01 & Above	1,271	75,964,370	16.74	9.271	676	668	59,767	99.42	110.12	95.86	100	100	98.43
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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8. Original LTV

Original LTV	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
10.00 & Below	155	$6,948,516	1.53%	8.74%	676	679	$44,829	89.35%	83.51%	95.90%	100.00%	100.00%	99.65%
10.01 - 15.00	313	18,812,369	4.15	8.955	679	674	60,103	93.24	88.99	97.66	100	100	95.94
15.01 - 20.00	7,763	398,362,041	87.81	9.223	679	671	51,315	99.7	90.71	96.79	100	100	98.31
20.01 - 25.00	698	29,166,138	6.43	9.429	670	659	41,785	99.89	89.07	98.65	100	100	97.42
25.01 - 30.00	2	386,986	0.09	7.835	745	685	193,493	82.68	83.18	100	100	100	100
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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9. Documentation

Documentation	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
FULL/ALT DOC	8,693	$439,786,297	96.94%	9.20%	678	670	$50,591	99.28%	90.35%	100.00%	100.00%	100.00%	98.16%
SIVA	238	13,889,753	3.06	9.892	696	679	58,360	99.2	92.45	0	100	100	98.58
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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10. Purpose

Purpose	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
PURCHASE	7,895	$407,643,231	89.85%	9.19%	680	672	$51,633	99.44%	89.78%	96.62%	100.00%	100.00%	98.29%
CASHOUT REFI	802	36,343,651	8.01	9.454	659	652	45,316	97.99	95	99.73	100	100	97.12
RATE/TERM REFI	234	9,689,168	2.14	9.446	659	657	41,407	97	99.8	100	100	100	97.38
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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11. Occupancy

Occupancy	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
OWNER OCCUPIED	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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12. Property Type

Property Type	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
SINGLE FAMILY	5,604	$272,740,391	60.12%	9.22%	678	668	$48,669	99.26%	90.26%	96.78%	100.00%	100.00%	98.01%
PUD	2,163	113,293,642	24.97	9.325	674	668	52,378	99.39	89.37	97.27	100	100	98.12
CONDO	932	52,862,555	11.65	9.016	688	684	56,719	99.55	92.47	96.99	100	100	98.87
2-4 FAMILY	232	14,779,462	3.26	8.983	688	675	63,705	97.58	93.89	97.12	100	100	99.06
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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13. State

State	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
CA	2,294	$193,425,243	42.64%	8.88%	694	689	$84,318	99.07%	91.38%	96.10%	100.00%	100.00%	98.45%
TX	922	28,998,162	6.39	9.768	661	649	31,451	99.63	81.61	98.66	100	100	97.92
FL	508	23,691,560	5.22	9.275	675	669	46,637	99.4	81.15	93.39	100	100	97.76
CO	380	17,093,932	3.77	9.468	661	650	44,984	99.39	99.64	98.38	100	100	98.46
WA	295	13,433,736	2.96	9.31	675	671	45,538	99.64	78.44	99.32	100	100	98.95
GA	356	13,261,074	2.92	9.743	658	644	37,250	99.73	94.53	98.8	100	100	97.64
OR	329	12,118,515	2.67	9.09	678	676	36,834	99.58	78.63	98.11	100	100	98.85
NC	330	11,144,562	2.46	9.811	656	642	33,771	99.78	90.25	98.78	100	100	98.49
NY	170	10,975,149	2.42	8.92	686	673	64,560	96.47	84.94	98.83	100	100	98.09
TN	403	10,895,201	2.4	8.775	651	641	27,035	99.67	91.38	99.14	100	100	97.59
Other	2,944	118,638,916	26.15	9.537	667	656	40,299	99.53	94.03	97.24	100	100	97.77
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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14. Zip

Zip	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
92126	17	$1,623,482	0.36%	8.76%	703	695	$95,499	99.84%	104.69%	100.00%	100.00%	100.00%	100.00%
92677	13	1,578,338	0.35	8.383	710	703	121,411	97.49	91.52	95.13	100	100	100
92592	17	1,576,457	0.35	9.051	683	685	92,733	99.67	93.36	95.18	100	100	100
92563	21	1,533,730	0.34	9.263	675	680	73,035	99.66	93.16	93.96	100	100	100
91913	15	1,435,360	0.32	8.879	698	669	95,691	99.67	100.23	100	100	100	100
92078	15	1,372,951	0.3	8.869	684	700	91,530	98.96	99.97	94.43	100	100	100
92336	17	1,250,147	0.28	8.95	692	687	73,538	99.38	84.94	100	100	100	100
91709	14	1,243,609	0.27	8.869	701	711	88,829	99.67	91.62	87.98	100	100	94.5
91915	11	1,232,876	0.27	8.738	684	672	112,080	99.9	99.92	100	100	100	88
92345	20	1,205,466	0.27	9.377	677	680	60,273	99.99	86.84	94.78	100	100	100
Other	8,771	439,623,632	96.9	9.226	678	670	50,122	99.27	90.27	96.96	100	100	98.16
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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15. Seasoning

Seasoning	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
20	7	$265,856	0.06%	9.18%	677	700	$37,979	100.00%	84.17%	100.00%	100.00%	100.00%	100.00%
21	1,912	102,895,745	22.68	9.378	678	671	53,816	99.32	92.8	86.52	100	100	98.16
22	1,490	79,974,121	17.63	9.303	679	671	53,674	99.26	91.96	100	100	100	98.01
23	1,019	59,627,293	13.14	8.855	693	685	58,515	99.38	92	100	100	100	99.41
24	963	48,840,599	10.77	9.366	668	661	50,717	99.22	90.38	100	100	100	98.06
25	830	40,751,028	8.98	9.436	663	656	49,098	99.17	89.1	100	100	100	97.57
26	44	2,184,932	0.48	9.095	690	683	49,658	99.43	89.36	100	100	100	100
27	14	648,967	0.14	8.999	688	681	46,355	99.49	87.75	100	100	100	100
28	20	1,095,211	0.24	9.079	665	644	54,761	99.49	88.21	100	100	100	100
29	16	894,636	0.2	8.922	705	703	55,915	99.57	110.59	100	100	100	100
30	796	35,036,345	7.72	9.189	675	665	44,016	99.11	89.17	100	100	100	98.73
31	797	34,532,277	7.61	9.169	677	665	43,328	99.44	87.03	99.93	100	100	97.18
32	926	42,261,718	9.32	8.919	685	677	45,639	99.18	84.91	100	100	100	97.82
33	92	4,427,469	0.98	8.703	690	681	48,125	99.28	84.61	100	100	100	96.19
34	4	213,315	0.05	9.398	672	651	53,329	98.49	83.46	100	100	100	100
35	1	26,537	0.01	8.5	684	777	26,537	100	91.82	100	100	100	100
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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16. Remaining Months to Maturity

Remaining Months to Maturity	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
1 - 180	2,492	$108,535,131	23.92%	9.28%	672	662	$43,553	99.29%	90.82%	98.18%	100.00%	100.00%	98.12%
181 - 240	6,437	345,021,471	76.05	9.196	680	673	53,600	99.27	90.28	96.55	100	100	98.19
241 - 360	2	119,448	0.03	8.05	758	702	59,724	99.7	100.53	100	100	100	100
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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17. Amortization Type

Amortization Type	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
10 YR FIXED	2	$57,029	0.01%	9.13%	689	743	$28,515	100.00%	87.71%	100.00%	100.00%	100.00%	100.00%
15 YR FIXED	94	3,294,479	0.73	9.2	680	682	35,048	99.69	90.02	100	100	100	99.11
20 YR FIXED	352	13,005,030	2.87	9.388	673	664	36,946	99.35	92.46	97.85	100	100	98.41
30 YR FIXED	2	119,448	0.03	8.05	758	702	59,724	99.7	100.53	100	100	100	100
FIXED BALLOON 20/15	1	23,435	0.01	8.375	712	523	23,435	100	88.48	100	100	100	0
FIXED BALLOON 30/10	21	847,134	0.19	9.294	680	674	40,340	99.47	90.33	100	100	100	100
FIXED BALLOON 30/15	2,374	104,313,053	22.99	9.284	672	661	43,940	99.28	90.85	98.11	100	100	98.09
FIXED BALLOON 30/20	6,085	332,016,441	73.18	9.189	680	673	54,563	99.26	90.2	96.5	100	100	98.18
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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18. 3 Month MBS Pay History

3 Month MBS Pay History	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
0x30,60 and 90	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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19. 6 Month MBS Pay History

6 Month MBS Pay History	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
0x30,60 and 90	8,762	$445,390,560	98.17%	9.20%	679	672	$50,832	99.28%	90.42%	96.93%	100.00%	100.00%	100.00%
1x30	152	7,342,099	1.62	9.819	649	582	48,303	98.59	90.36	97.32	100	100	0
2x30	9	605,912	0.13	10.062	639	545	67,324	99.6	87.73	100	100	100	0
1x60	8	337,478	0.07	10.578	619	570	42,185	98.98	89.65	100	100	100	0
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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20. 12 Month MBS Pay History

12 Month MBS Pay History	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
0x30,60 and 90	8,521	$434,843,826	95.85%	9.19%	680	674	$51,032	99.29%	90.38%	96.88%	100.00%	100.00%	100.00%
1x30	285	13,201,444	2.91	9.878	648	592	46,321	98.82	92.49	97.52	100	100	57.39
2x30	57	2,681,427	0.59	10.009	641	557	47,043	99.46	88.31	100	100	100	44.51
3x30	20	914,570	0.2	10.364	629	536	45,728	98.56	92.98	100	100	100	50.62
4x30	2	74,611	0.02	11.161	631	548	37,306	99.99	102.44	100	100	100	100
5x30	1	35,020	0.01	12	616	603	35,020	100	74.35	100	100	100	100
1x60	30	1,265,415	0.28	9.855	646	575	42,180	99.35	85.36	100	100	100	66.22
2x60	6	188,380	0.04	10.708	617	547	31,397	99.99	75.04	100	100	100	74.59
1x90	6	350,721	0.08	9.18	667	554	58,454	99.64	87.58	100	100	100	30.03
2x90	3	120,635	0.03	11.196	615	527	40,212	100	76.47	100	100	100	100
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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21. Calculated HPA**

Calculated HPA**	Number of Loans	Prin Balance	Pct. Of Pool By Prin Balance	W Avg. Gross Coupon	W Avg. Original FICO	W Avg. Updated FICO	Avg. Prin Balance	W Avg. Orig. Comb LTV	W Avg. Updated Comb LTV*	Pct. Full Doc	Pct. Owner Occupied	No MBS Delq prior 3 Mon	No MBS Delq prior 6 Mon
AVM Unavailable	177	$6,306,305	1.39%	9.52%	666	646	$35,629	98.78%	98.78%	98.53%	100.00%	100.00%	98.45%
< -5%	669	37,589,462	8.29	9.376	670	661	56,188	98.36	117.73	96.61	100	100	98.18
-4.9999	675	43,210,667	9.52	9.151	681	676	64,016	99.35	101.69	94.84	100	100	98.45
0 - 4.99%	1,215	71,638,313	15.79	9.186	679	671	58,962	99.32	96.92	95.68	100	100	98.55
5 - 9.99%	1,332	69,302,707	15.28	9.231	678	668	52,029	99.35	92.46	97.6	100	100	97.04
10 - 14.99%	1,187	62,188,053	13.71	9.125	682	675	52,391	99.25	88.38	96.82	100	100	98.36
>= 15%	3,676	163,440,544	36.03	9.228	678	671	44,462	99.44	77.88	97.82	100	100	98.33
Total:	8,931	$453,676,049	100.00%	9.22%	678	670	$50,798	99.27%	90.41%	96.94%	100.00%	100.00%	98.17%

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*Updated Combined LTV based on combined Senior and Junior lien balances at origination over AVMs from March 2007 (for 1.38% of the total pool where no AVM was available Original Combined LTV was used) ______________________________________________________________________________________________________________________________________________________ **Calculated HPA is the percentage change between the AVMs from March 2007 versus the Base Value used at origination. ____________________________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________________________
__________________________________ Disclaimer: This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions ........... regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Disclaimer:

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Disclaimer:

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Notes:
Do not change the format of the template - do not add or delete rows or columns
Row labels in the Georgraphic Distribution and Top Originators table need to be modified - no other labels should be modified
If you include data in the "other" category for any table, please provide an explanation and underlying detail in your return email
Percentage data should be in percentage format
See footnotes for a description of LTV, CLTV and DTI calculations
Please direct any questions to Dave Lyle at 502-581-5313 or david_lyle@invesco.com

S&P Loss Coverage				Moody's Loss Coverage
Rating	Frequency	Severity	Loss Cov	Rating	Frequency	Severity	Loss Cov
AAA				Aaa
AA+				Aa1
AA				Aa2
AA-				Aa3
A+				A1
A				A2
A-				A3
BBB+				Baa1
BBB				Baa2
BBB-				Baa3
BB+				Ba1
BB				Ba2
BB-				Ba3
B+				B1
B				B2
B-				B3

Size of Underwriting	Size of Appraisal	Pull-Through
Diligence Sample (%)	Diligence Sample (%)	Rate (%)

Number of Loans
UPB ($)
Percent of Pool by UPB
WA Coupon (%)
WA FICO
Average UPB ($)
WA Original LTV(1) (%)
WA Original CLTV(2)(%)
Percent OLTV >80
Percent OLTV >90
Percent IO
Percent ARMs
Percent 2nd Lien
% of firsts w/ 2nd in pool
WA DTI(3)(%)
Percent DTI(3) > 40%
Percent Full Doc
Percent Stated Doc
Percent SISA
Percent NINA
Percent Owner Occ
Percent 2nd Home
Percent Investment

(1) LTV is defined as (a) for a first lien loan, the loan amount divided by the lesser of the appraised value or sales price of the related property and (b) for a second lien loan, the sum of the loan amount plus the amount of the senior loan divided by the lesser of the appraised vaue or sales price of the related property.
(2) CLTV is defined as (a) for a first lien loan, the sum of the loan amount plus the amount of any subordinate lien on the related property divided by the lesser of the appraised value or sales price of the related property and (b) for a second lien loan, the sum of the loan amount plus the amount of the related senior loan divided by the lesser of the appraised vaue or sales price of the related property.
(3) All DTI data should reflect back-end DTI, which is the ratio of all of the borrower's monthly long-term debt payments (including the subject mortgage) to his or her income.

FFMLT 07-FFB-SS
Assumptions
Run to Call, 1mL = 5.330

		CPR (%)
		10	20	30	40	50
A	WAL (years)	5.12	2.77	1.62	0.96	0.72
	Principal Window	05/07 - 02/23	05/07 - 12/16	05/07 - 09/20	05/07 - 08/09	05/07 - 01/09

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Deal Name: gsffml07bss
Password: YBA4

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co.
does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co.
imposing any limitation of any kind.